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                        CONSENT OF INDEPENDENT AUDITORS

                                                                    EXHIBIT 23.1


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Odetics, Inc. for the registration of 53,343 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated May 11, 1999, except for
Note 1 as to which the date is June 24, 1999, with respect to the consolidated financial statements and schedule of Odetics, Inc. included its Annual Report (Form 10-K/A) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Orange County, California
September 23, 1999